Exhibit 10.1

FOURTH AMENDMENT TO RIGHTS AGREEMENT

     This FOURTH AMENDMENT TO AMENDED AND RESTATED RIGHTS AGREEMENT (this “Amendment”) is entered into as of January 11, 2008 between Countrywide Financial Corporation (formerly known as Countrywide Credit Industries, Inc.), a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, as rights agent (the “Rights Agent”).

RECITALS

     WHEREAS, the Company and the Rights Agent are parties to that certain Amended and Restated Rights Agreement, dated as of November 27, 2001, as amended by the Substitution of Rights Agent and Amendment to Amended and Restated Rights Agreement, dated as of December 8, 2005, the Second Amendment to Amended and Restated Rights Agreement, dated as of June 14, 2006, and the Third Amendment to the Amended and Restated Rights Agreement, dated as of August 22, 2007 (together, and including any further amendments or supplements thereto, the “Rights Agreement”); and

     WHEREAS, Bank of America Corporation, a Delaware corporation (“Bank of America”), Red Oak Merger Corporation, a Delaware corporation and wholly owned subsidiary of Bank of America (“Merger Sub”), and the Company contemplate entering into an Agreement and Plan of Merger (the “Merger Agreement”) that provides for, among other things, the merger of the Company with and into Merger Sub, with Merger Sub continuing as the surviving entity (the “Merger”); and

     WHEREAS, Section 27 of the Rights Agreement permits the Company to amend the Rights Agreement on the terms set forth in this Amendment; and

     WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and its shareholders to modify the terms of the Rights Agreement to exempt the Merger, the Merger Agreement and all of the transactions contemplated thereby from the application of the Rights Agreement, and in connection therewith the Company is entering into this Amendment and directing the Rights Agent to enter into this Amendment; and

     WHEREAS, all acts and things necessary to make this Amendment a valid agreement, enforceable according to its terms have been done and performed, and the execution and delivery of this Amendment by the Company and the Rights Agent have been in all respects duly authorized by the Company and the Rights Agent.

     NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, the parties hereby agree as follows:

     A. Amendment of Section 1. Section 1 of the Rights Agreement is supplemented to add the following definitions in the appropriate locations:

     (ca) “BAC” collectively means Bank of America Corporation, a Delaware

Corporation and Red Oak Merger Corporation, a Delaware limited liability company.

          (cb) “Merger Agreement” shall mean the Agreement and Plan of Merger, dated as of January 11, 2008, by and between the Company and BAC, as it may be amended from time to time.

          (cc) “BAC Merger” shall mean all of the transactions contemplated by the Merger Agreement.

     B. Amendment of the definition of “Acquiring Person”. The definition of “Acquiring Person” in Section 1(a) of the Rights Agreement is amended by adding the following sentence at the end thereof:

     “Notwithstanding anything in this Rights Agreement to the contrary, BAC or any of its Affiliates shall not be deemed to be an Acquiring Person solely by virtue of (i) the approval, execution and delivery of the Merger Agreement, (ii) the consummation of the Merger or (iii) the consummation of any other transaction contemplated in the Merger Agreement, including, without limitation, the consummation thereof.”

     C. Amendment of the definition of “Stock Acquisition Date”. The definition of “Stock Acquisition Date” in Section 1(i) of the Rights Agreement is amended by adding the following sentence at the end thereof:

     “Notwithstanding anything in this Rights Agreement to the contrary, a Stock Acquisition Date shall not be deemed to have occurred solely as the result of (i) the approval, execution and delivery of the Merger Agreement, (ii) the consummation of the Merger, or (iii) the consummation of any other transaction contemplated in the Merger Agreement, including, without limitation, the consummation thereof .”

     D. Amendment of Section 3. The first paragraph of Section 3(a) of the Rights Agreement is hereby amended and supplemented by adding the following sentence at the end thereof:

     “Notwithstanding anything in this Rights Agreement to the contrary, a Distribution Date shall not be deemed to have occurred solely as the result of (i) the approval, execution and delivery of the Merger Agreement, (ii) the consummation of the Merger, or (iii) any other transaction contemplated in the Merger Agreement, including, without limitation, the consummation thereof.”

Section 3(c) of the Rights Agreement is hereby amended and supplemented by adding the following sentence at the end thereof:

     “Nothing in this Rights Agreement shall be construed to give any holder of Rights or any other Person any legal or equitable rights, remedies or claims under this Rights Agreement by virtue of the execution and delivery of the Merger Agreement or by virtue of any of the transactions provided for by the Merger Agreement, including, without limitation, the consummation thereof.”

     E. Amendment of the definition of “Final Expiration Date”. The definition of “Final Expiration Date” in Section 7(a) of the Rights Agreement is amended and supplemented by deleting “(i) the close of business on February 28, 2012 (the “Final Expiration Date”)” and replacing it with the following:

     “(i) the earlier of (x) the close of business on February 28, 2012 and (y) the consummation of the Merger (such earlier date, the “Final Expiration Date”)”

     F. New Section 35A. Section 35A is hereby added to the Rights Agreement to read in its entirety as follows:

     Section 35. The Merger Agreement. Notwithstanding anything contained in this Agreement to the contrary, neither the approval, execution, delivery or public announcement of the Merger Agreement nor the consummation of the transactions contemplated thereby or the performance by the Company of its obligations thereunder shall cause (a) the Rights to become exercisable, (b) BAC or any of its Affiliates or Associates to be an Acquiring Person, (c) a Stock Acquisition Date to occur or (d) a Distribution Date to occur.

     G. Effectiveness. This Amendment shall be deemed effective as of the date first written above, as if executed on such date. To the extent that the terms and provisions of the Rights Agreement do not conflict with the terms and provisions of this Amendment, then such terms and provisions shall remain in full force and legal effect. To the extent that there is a conflict between the terms and provisions of the Rights Agreement and this Amendment, the terms and provisions of this Amendment shall govern for purposes of the subject matter of this Amendment only.

     H. Termination of Merger Agreement. If for any reason the Merger Agreement is terminated and the Merger is abandoned, then this Amendment shall be of no further force and effect and the Rights Agreement shall remain the same as it existed immediately prior to execution of this Amendment.

     I. Miscellaneous. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state. If any provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Except as otherwise expressly provided herein, or unless the context otherwise requires, all terms used herein have the meanings assigned to them in the Rights Agreement. The Rights Agent and the Company hereby waive any notice requirement under the Rights Agreement pertaining to the matters covered by this Amendment.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, all as of the day and year first above written.

Attest:	COUNTRYWIDE FINANCIAL
CORPORATION

By: /s/ Susan E. Bow	By: /s/ Sandor E. Samuels
Name: Susan E. Bow	Name: Sandor E. Samuels
Title: Secretary	Title: Executive Managing Director

Attest:	AMERICAN STOCK TRANSFER &
TRUST COMPANY, as Rights Agent

By: /s/ Susan Silber	By: /s/ Herbert J. Lemmer
Name: Susan Silber	Name: Herbert J. Lemmer
Title: Assistant Secretary	Title: Vice President